SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                                   May 8, 1996


                         The Providence Journal Company
             (Exact name of registrant as specified in its charter)

                  Delaware               0-26928           05-0481966
       (State or other jurisdiction   (Commission File    (IRS Employer
       of organization)                Number)             Identification No.)

                75 Fountain Street Providence, Rhode Island 02902
               (Address of principal executive offices) (Zip code)


                                 (401) 277-7000
              (Registrant's telephone number, including area code)




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ITEM 5.  Other Events.

     At a regular meeting of the Board of Directors of The Providence Journal Company (the "Company") held on May 8, 1996, the Board of Directors approved and adopted the Rights Agreement, dated as of May 8, 1996, between the Company and The First National Bank of Boston, as Rights Agent (the "Rights Agreement"). Capitalized terms used herein are defined in the Rights Agreement.

     On May 8, 1996, the Company declared a dividend of one Class A right (a "Class A Right") for each outstanding share of Class A Common Stock and one Class B right (a "Class B Right"; and together with the Class A Rights, the "Rights") for each outstanding share of Class B Common Stock. The dividend will be payable to stockholders of record on May 8, 1996 before the consummation of the underwritten public offering of the Company's Class A Common Stock and the direct placement offering of the Company's Class A Common Stock (the "Offerings") in connection with which the Company has filed a Registration Statement on Form S-1 with the Securities and Exchange Commission on April 22, 1996. Each Class A Right will entitle the registered holder to purchase from the Company one share of Class A Common Stock of the Company at a price of $70 per share of Class A Common Stock (the "Class A Purchase Price"), subject to adjustment. Each Class B Right will entitle the registered holder to purchase from the Company one share of Class B Common Stock of the Company at a price of $70 per share of Class B Common Stock (the "Class B Purchase Price"; and together with the Class A Purchase Price, the "Purchase Price"), subject to adjustment.

     Until the earlier to occur of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") have acquired beneficial ownership of (A) 15% or more of the Voting Power (as defined in the Rights Agreement) of the Common Stock or (B) 35% or more of the Voting Power of the Class A Common Stock or (ii) 10 business days (or such later date as may be determined by action of the Board of Directors prior to such time as any person or group of affiliated persons becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of either 15% or more of the Voting Power of the Common Stock or 35% or more of the Voting Power of the Class A Common Stock (the earlier of such dates being the "Distribution Date"), the Class A Rights and the Class B Rights will be evidenced, with respect to any of the Class A Common Stock certificates or Class B Common Stock certificates outstanding as of the Record Date, by such Common Stock certificate with a copy of the Summary of Rights attached hereto.

     The Rights Agreement provides that, until the Distribution Date (or earlier redemption or expiration of the Rights), the Rights will be transferred with and only with the Common Stock. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Stock certificates issued after the Record Date upon transfer or new issuance of Common Stock will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Common Stock outstanding as of the Record Date, even without such notation or a copy of the Summary of Rights being attached thereto, will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the applicable Rights ("Right Certificates") will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights. Class B Rights may only be transferred to Permitted Transferees (as such term is defined in the Rights Agreement).

     The Rights are not exercisable until the Distribution Date. The Rights will expire on May 7, 2006 (the "Final Expiration Date"), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed or exchanged by the Company, in each case as described below.

     The Purchase Price payable, and the number of shares of Class A Common Stock, Class B Common Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, such Common Stock, (ii) upon the grant to holders of such Common Stock of certain rights or warrants to subscribe for or purchase such Common Stock at a price, or securities convertible into such Common Stock with a conversion price, less than the then-current market price of such Common Stock, or (iii) upon the distribution to holders of such Common Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in Common Stock) or of subscription rights or warrants (other than those referred to above).

     The number of outstanding Class A Rights and Class B Rights and the number of shares of Class A Common Stock or Class B Common Stock issuable upon exercise of each such Right are also subject to adjustment in the event of a stock split of the Class A Common Stock or Class B Common Stock, as applicable, or a stock dividend on the Class A Common Stock or Class B Common Stock, as applicable, payable in the related Common Stock or subdivisions, consolidations or combinations of the Common Stock occurring, in any such case, prior to the Distribution Date.

     In the event that the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold after a person or group has become an Acquiring Person, proper provision will be made so that each holder of a Right will thereafter have the right to receive upon the exercise thereof at the then-current Purchase Price of the Right, that number of shares of common stock of the acquiring company, which, at the time of such transaction, will have market value of two times the Purchase Price of the Right. In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, proper provision shall be made so that each holder of a Class A Right and a Class B Right, other than Rights beneficially owned by the Acquiring Person (which will thereafter be void), will thereafter have the right to receive upon exercise that number of shares of Class A Common Stock or Class B Common Stock, as applicable, having a market value of two times the Purchase Price of such Right.

     At any time after any person or group becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the Voting Power of the Common Stock, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such person or group which will have become void), in whole or in part, at an exchange ratio of one share of Class A Common Stock or Class B Common Stock per related Right (subject to adjustment).

     With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional share of Common Stock will be issued and in lieu thereof, an adjustment in cash will be made based on the market price of the Common Stock on the last trading day prior to the date of exercise.

     At any time prior to the acquisition by a person or group of affiliated or associated persons of beneficial ownership of 15% or more of the Voting Power of the Common Stock or 35% or more of the Voting Power of the Class A Common Stock, the Board of Directors of the Company may redeem the rights in whole, but not in part, at a price of $.01 per Right (the "Redemption Price"). The redemption of the Rights may be made effective at such time on such basis with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

     The terms of the Rights may be amended by the Board of Directors of the Company without the consent of the holders of the Rights, including an amendment to lower certain thresholds with respect to the Voting Power of the Common Stock described above to not less than 10% and with respect to the Voting Power of the Class A Common Stock to not less than 25%, except that from and after such time as any person or group of affiliated or associated persons becomes an Acquiring Person, no such amendment may adversely affect the interests of the holders of the Rights.

     Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

     This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the full text of the Rights Agreement, which is attached hereto as Exhibit 4.1.

                                  EXHIBIT INDEX

Exhibit           Description

Exhibit No. 4.1   Rights Agreement between The Providence Journal Company
                  and The First National Bank of Boston, as Rights Agent, dated as of May 8, 1996.



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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            THE PROVIDENCE JOURNAL COMPANY
                                            Registrant

                                            By:/s/ John L. Hammond
                                               ______________________________
                                               John L. Hammond,
                                               Vice President - General
                                               Counsel and Chief Administrative
                                                 Officer


Dated:  May 8, 1996